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(ERNST & YOUNG LOGO)                    120 Collins Street    Tel 61 3 9288 8000
                                        Melbourne VIC 3000    Fax 61 3 9654 6166
                                        Australia             DX 293 Melbourne

                                        GPO Box 67B
                                        Melbourne VIC 3001


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Telstra Corporation Limited for the registration of US$1,250,000,000 of Debt Securities and to the incorporation by reference therein of our report dated August 28,2003, with respect to the consolidated financial statements of Telstra Corporation Limited included in its Annual Report (Form 20-F) for the year ended 30 June 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young


18 March 2004



                           Liability limited by the Accountants Scheme, approved under the Professional Standards Act 1994 (NSW)